CUSHMAN & WAKEFIELD PLC
2018 OMNIBUS NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT GRANT AGREEMENT
THIS AGREEMENT, made as of this [•] day of [•], 20 [•] (the “Agreement”), by and between Cushman & Wakefield plc ( “C&W”), and [•] (the “Participant”).
WHEREAS, C&W has adopted the Cushman & Wakefield plc 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (as such may be amended from time to time, the “Plan”) to promote the interests of the Company and its shareholders by providing the non-employee directors of the Company with incentives and rewards to encourage them to continue in the service of the Company; and
WHEREAS, Section 7 of the Plan provides for the grant of Other Share-Based Awards, including restricted stock units or “RSUs”.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Grant of RSUs. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, C&W hereby grants to the Participant the right to receive [•] RSUs. Each RSU represents the right to receive one Ordinary Share subject to Section 4 below.
2.    Grant Date. The “Grant Date” of the RSUs hereby granted is [•].
3.    Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.
4.    Vesting and Settlement.
(a)Generally. The RSUs will vest as follows: [•]; provided, that if the Participant’s Service Period terminates in connection with a Change in Control, as determined by the Company in its sole discretion, the RSUs will vest as of such termination.
(b)    Change in Control. In the event that in connection with a Change in Control the acquirer does not agree to assume in writing, on substantially the same terms, the RSUs and the obligations hereunder, the RSUs shall immediately vest as of such Change in Control to the extent not otherwise vested.
(c)    Settlement. Subject to all the terms and conditions set forth in this Agreement and the Plan, settlement of the vested RSUs shall be in Ordinary Shares, and shall occur no later than sixty (60) days following the applicable vesting date (such date, the “Settlement Date”).

5.    Rights as Shareholder. Upon and following the Settlement Date and the entry of such settlement on the books of C&W or its transfer agents or registrars, the Participant shall be the record owner of the Ordinary Shares and shall be entitled to all of the rights of a shareholder of C&W, including the right to vote such Ordinary Shares and receive all dividends or other distributions thereafter paid with respect to such Ordinary Shares.
6.    Forfeiture. Subject to Section 4(a), RSUs which have not become vested as of the date the Participant’s Service Period terminates shall immediately be forfeited on such date, and the Participant shall have no further rights with respect thereto.
7.    Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until the Settlement Date, the RSUs or the rights represented thereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. No purported sale, assignment, transfer, pledge, hypothecation or other disposal of the RSUs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal, the RSUs will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration from the Company.
8.    Taxes.
(a)    Liability for Tax-Related Items. Except to the extent prohibited by law, the Participant acknowledges that the Participant is ultimately liable and responsible for any and all income taxes (including federal, state, local and other income taxes), social insurance, payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with the RSUs, regardless of any action the Company takes with respect to such Tax-Related Items. The Participant further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Item in connection with any aspect of the RSUs, including the grant and vesting of the RSUs, or the subsequent sale of Ordinary Shares and (ii) does not commit, and is under no obligation, to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no Ordinary Shares shall be issued unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to such Ordinary Shares.
9.    Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement which reduces the Participant’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto. This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the RSUs. The failure of the Company to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.

10.    Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary, nationality, job title, hire date, any Ordinary Shares or directorships held in the Company or any of its Affiliates, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary or appropriate to implement, administer and manage the Participant’s participation in the Plan. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.
11.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the consent of the Participant. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiary, if applicable.
12.    Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.
13.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

15.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.
16.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and the RSUs shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon disposition of the underlying shares and that the Participant should consult a tax advisor prior to such disposition.
17.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payment and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.
CUSHMAN & WAKEFIELD PLC
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By:
Title:
Acknowledged and Accepted:

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PARTICIPANT: